                   SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE
                        SEE RESTRICTIONS ON REVERSE SIDE

G-__                                                                    **___**
                         SERIES F CONVERTIBLE REDEEMABLE
                            PREFERRED STOCK DUE 2010

                         CONCENTRIC NETWORK CORPORATION

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE PREFERRED STOCK $0.001 PAR VALUE PER SHARE OF CONCENTRIC NETWORK CORPORATION



       THIS IS TO CERTIFY THAT __________________________ is the record holder of ________________________________ fully paid and non-assessable shares of the Series C 7% Convertible Redeemable Preferred Stock due 2010 of Concentric Network Corporation having a liquidation preference of $1,000.00 per share, transferable only on the share register of the corporation, in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

       A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation with furnish any stockholder, upon request and without charge, a copy of such statement.

       WITNESS the signatures of its duly authorized officers this __ day of June 2000.




------------------------------         -------------------------------------
[name, title]                          [name, title]

       For value received, _______________________ do hereby sell, assign and transfer unto _______________________ shares represented by the within certificate and do hereby irrevocably constitute and appoint ___________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated,
      -----------------------------

IN PRESENCE OF
                  ------------------------     --------------------------
                        (Witness)                     (Stockholder)

                                               --------------------------
                                                      (Stockholder)



NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.


THE SERIES C PREFERRED STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECUIRITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH N THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THE SERIES C PREFERRED STOCK EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESLL OR OTHERWISE TRANSFER THE SERIES C PREFERRED STOCK EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH THE SERIES C PREFERRED STOCK WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO CONCENTRIC NETWORK CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO CONCENTRIC NETWORK CORPORATION, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUAN TO CLAUSE 2(D) ABOVE), IT WILL FURNISH CONCENTRIC NETWORK CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NO SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SERIES C PREFERRED STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNNECTION WITH THE TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY UNDER RULE 144 (K) UNDER THE

SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO CONCENTRIC NETWORK CORPORATION. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A UNITED STATES PERSON OR AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CONCENTRIC NETWORK CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NO SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE SHARES OF SERIES C PREFERRED STOCK EVIDENCED HEREBY MAY NOT BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED TO ANY PERSON OTHER THAN TO MICROSOFT CORPORATION OF ANY OF ITS AFFILIATES PRIOR TO DECEMBER 18, 2000.